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                                 COMPURAD, INC.
                                   EXHIBIT 11
          SCHEDULE REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (UNAUDITED)


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

                                                          THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                             SEPTEMBER 30                       SEPTEMBER 30
                                                 ------------------------------------------------------------------------
                                                        1996              1995              1996             1995
                                                 ------------------------------------------------------------------------

Net income (loss)                                      $   73,271        $  (229,115)       $  (287,635)     $  (384,053)
                                                 ========================================================================

Weighted average common shares
   outstanding                                          3,066,926          1,677,196          2,300,842        1,359,654

Common stock equivalents pursuant to
   SAB No. 83: Stock and options issued
   within one year of initial filing                           --            636,933            424,622          636,933

Common stock equivalents-dilutive options                 189,900                 --                 --               --

Weighted average common shares and
   common share equivalents outstanding          ------------------------------------------------------------------------
   during the period                                    3,256,826          2,314,129          2,725,464        1,996,587
                                                 ========================================================================

Net income (loss) per common share                     $     0.02         $    (0.10)        $    (0.11)      $    (0.19)
                                                 ========================================================================
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